SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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                                LADISH CO., INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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               LADISH ANNUAL MEETING POSTPONED UNTIL JUNE 6, 2003

Cudahy, WI, May 1, 2003 - Ladish Co., Inc. (www.ladishco.com) (Nasdaq: LDSH) announced today that its Annual Meeting of Shareholders, originally scheduled to be held on Wednesday, May 14, 2003, has been postponed to Friday, June 6, 2003.

On April 17, 2003, Grace Brothers Ltd., in an effort to take control of Ladish, filed preliminary proxy materials with the SEC indicating its intention to elect its own slate to the company's Board of Directors. Grace Brothers filed definitive proxy materials on May 1, 2003. Given Grace Brothers' action, Ladish decided to reschedule the meeting to provide shareholders with sufficient time to review information related to the issues to be voted upon.

The Board of Directors of Ladish recommends to shareholders that they reject Grace Brothers' efforts to seize control of the company by voting AGAINST Grace Brothers' director nominees and FOR the Board's proposal to reelect the seven existing directors on the WHITE proxy card.

Ladish shareholders of record as of the close of business on March 28, 2003 will be entitled to vote at the Annual Meeting.

Ladish shareholders who have questions or need assistance voting their shares can call the company's proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers can call collect at (212) 750-5833.

The company and certain other persons may be deemed participants in the solicitation of proxies from shareholders in connection with the company's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the company's Proxy Statement filed with the Securities and Exchange Commission on April 2, 2003. Shareholders are advised to read the company's Proxy Statement and other relevant documents when they become available, because they contain or will contain important information. Shareholders may obtain, free of charge, copies of the company's Proxy Statement and any other documents filed by the company with the SEC in connection with the 2003 Annual Meeting of Shareholders at the SEC's website at (http://www.sec.gov) or by contacting the company at the number listed below.

Ladish Co., Inc. is a leading producer of highly engineered, technically advanced components for the jet engine, aerospace and general industrial markets. Ladish is headquartered in Cudahy, Wisconsin with operations in Wisconsin, Oregon and Connecticut. Ladish common stock trades on Nasdaq under the symbol LDSH.

Contacts:

Ladish Co., Inc.
Wayne E. Larsen
(414) 747-2935

Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson/Barrett Godsey
(212) 355-4449